U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2006

AURA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2330 Utah Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)

(310)-643-5300
Issuer’s telephone number

2335 Alaska Avenue, El Segundo, California 90245
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Aura Systems, Inc. under Items 4.01 and 9.01 on May 30, 2006 (the “Original Report”). This amendment is being filed to correct the name of the successor independent accountant. Except as amended by this amendment to correct the name of the successor principal accountant appointed on May 23, 2006, the Original Report remains in full force and effect.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 30, 2006, Aura Systems, Inc. filed a report on Form 8-K (the “Original Report”) reporting the appointment of a successor principal independent auditor effective May 23, 2006, and the termination of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s principal independent auditor, effective as of such date.

The Original Report incorrectly reported the name of the successor principal independent auditor as “Hamid & Kabani & Company, Inc.” Accordingly, the Company is filing this amendment to the Original Report to correctly report the name of the successor independent auditor effective May 23, 2006: “Kabani & Company, Inc.”

Item 9.01. Exhibits

*16.1    Letter of Moore Stephens Wurth Frazer and Torbet, LLP dated May 26, 2006.

* Previously filed with the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AURA SYSTEMS, INC. (Registrant)

Date: June 8, 2006	By:	/s/ Melvin Gagerman
Melvin Gagerman Chairman and Chief Financial Officer